                                                                      EXHIBIT 15

August 8, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated August 8, 2005 on our review of interim financial information of W. R. Grace & Co. (the "Company") for the three-month and six-month periods ended June 30, 2005 and June 30, 2004, and included in the
Company's Quarterly Report on Form 10-Q for the quarter then ended, is incorporated by reference in its Registration Statements on Form S-8 (Nos.
333-37024, 333-49083, 333-49507, 333-49509, 333-49511, 333-49513, 333-49515,
333-49517, 333-49703 and 333-49705).

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
McLean, Virginia